EXHIBIT 10(i)

                                   AMENDMENT

         This Amendment No. 1 to that certain Employment Agreement dated June 1, 1994 by and between Grist Mill Co. ("Company") and Ronald K. Zuckerman ("Employee").

                                    RECITALS

         A. Company and Employee have previously entered into a Consulting Agreement ("Agreement") dated June 1, 1994.

         B. Company and Employee wish to amend the Agreement to extend the term of the Agreement and to reduce the amount of compensation to be paid to Employee.

         NOW, THEREFORE, in consideration of the foregoing recitals (which recitals are incorporated into this Agreement by reference) and other good and valuable considerations, the parties agree as follows:

         1. Amendment of Paragraph 2 - Term. The term of this Agreement shall continue until May 31, 2001.

         2. Amendment of Paragraph 4 - Compensation. The Company shall continue to pay Employee the Base Salary Rate as described in the Agreement until May 31, 1998. Commencing June 1, 1998 the Base Salary Rate shall be reduced to Seventy-Five Thousand Dollars ($75,000.00) per annum.

         3. Confirmation. All other terms and conditions contained in the Agreement except as amended by Paragraphs 1 and 2 hereof shall remain unchanged and in full force and effect.

Date: June 3, 1997

                                         GRIST MILL CO.

                                         By: /s/ Glen S. Bolander
                                             ---------------------------------


                                         /s/ Ronald K. Zuckerman
                                         -------------------------------------
                                         RONALD K. ZUCKERMAN